EXHIBIT 99.9


                 CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS


To the Subscription Agent:


         The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or nominee therefor, holding of record ______________________ shares of Common Stock, par value $.01 per share (the "Common Stock"), of Siebert Financial Corp. (the "Company") on behalf of
______________________  beneficial  owners  as  of  the  close  of  business  on
____________, July _____, 1998, the record date (the "Record Date") for the offering of up to 1,100,000 shares of Common Stock, all as described in a Prospectus dated July _____, 1998, a copy of which the undersigned has received. Such holders shall receive one (1) Right for each share of Common Stock held of record as of the close of business on the Record Date and any fractional Right will be rounded up to the nearest whole number. The undersigned further certifies that ____________ shares of Common Stock registered in the name of the undersigned are entitled to an additional Right in accordance with the principle that any fractional Right to which a beneficial owner would otherwise be entitled should be rounded up to the nearest whole number. Accordingly, the undersigned requests that upon surrender of its Subscription Certificate evidencing Rights, a Subscription Certificate evidencing ____________ Rights (including ____________ additional Rights) be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of Common Stock as of the close of business on the Record Date, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing.


                                      __________________________________________
                                      Name of Record Holder


                                      By:  _____________________________________
                                           Name:
                                           Title:
                                           Address:

                                           Telephone Number:


                                      Dated: _____________________________, 1998


NOTE: Deliver this form with your Subscription Certificate to: American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005